Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

525 UNIVERSITY AVENUE

PALO ALTO, CALIFORNIA 94301

TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com

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January 18, 2017

Great Elm Capital Group, Inc.

200 Clarendon Street, 51st Floor

Boston, MA 02116

Re:	Great Elm Capital Group, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Great Elm Capital Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of up to 945,343 shares of Common Stock (the “Secondary Shares”), together with any related Tax Rights (as defined in the Tax Preservation Rights Agreement, dated as of January 20, 2015, between the Company and Computershare Trust Company, N.A.). We have been advised that the Secondary Shares were issued pursuant to the Backstop Investment Agreement, dated as of October 13, 2016, among the Company and the Selling Stockholders (the “Backstop Investment Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of the Backstop Investment Agreement;

Great Elm Capital Group, Inc.

January 18, 2017

(c) an executed copy of the Registration Rights Agreement, dated as of September 13, 2016, among the Company and the Selling Stockholders;

(d) an executed copy of the Tax Preservation Rights Agreement, dated as of January 20, 2015, between the Company and Computershare Trust Company, N.A.

(e) an executed copy of a certificate of Richard S. Chernicoff, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f) a copy of the Company’s Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of January 10, 2016, and certified pursuant to the Secretary’s Certificate;

(g) a copy of the Company’s bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate; and

(h) a copy of certain resolutions of the Board of Directors of the Company, adopted on January 10, 2016, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties set forth in the Backstop Investment Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Secondary Shares, and the Tax Rights relating to such Secondary Shares, have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that the Company received in full the consideration for the Secondary Shares set forth in the Backstop Investment Agreement and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Secondary Shares and (ii) the Secondary Shares have been registered in the Company’s share registry.

Great Elm Capital Group, Inc.

January 18, 2017

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJM

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